UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	January 4, 2006

The Middleton Doll Company
(Exact name of registrant as specified in its charter)

Wisconsin	0-22663	39-1364345
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

W239 N1700 Busse Road, Waukesha, WI 53188-1160
(Address of principal executive offices, including zip code)

(262) 523-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

        On January 4, 2006, Lee Middleton Original Dolls, Inc., a wholly owned subsidiary of The Middleton Doll Company (the “Company”), entered into an asset purchase agreement to sell substantially all of the loans and loan participations owned by Lee Middleton Original Dolls, as successor in interest to Bando McGlocklin Small Business Lending Corporation, to InvestorsBank. Effective as of January 1, 2006, the Company’s other wholly owned subsidiary, Bando McGlocklin Small Business Lending Corporation, merged with and into Lee Middleton Original Dolls, Inc., with Lee Middleton Original Dolls as the surviving corporation. The sale of the loans and the loan participations will be completed through a series of transactions to be effected in January and no later than June 30, 2006. The purchase price for the sale of the loans and loan participations will be the total of the principal balance of all such loans and loan participations, with an aggregate total purchase price of approximately $15,714,679, plus accrued interest.

        The Company and its wholly owned subsidiary Lee Middleton Original Dolls, as successor in interest to Bando McGlocklin Small Business Lending Corporation, are parties to that certain Loan and Real Estate Services Agreement (the “Services Agreement”) with InvestorsBank. Pursuant to the Services Agreement: (1) InvestorsBank provides loan management services to the Company for a monthly fee of 1/12 of .25% of the principal amount of loans under management at the end of the preceding month; (2) InvestorsBank provides leased property services to the Company for a monthly fee equal to 6% of rental fees collected on all properties except properties originally acquired from Bando McGlocklin Real Estate Investment Corporation, where the monthly fee is equal to 1/12 of ..25% of the total cost of such properties; (3) the Company pays InvestorsBank a monthly fee of $3,259 covering rent and the Company’s shares of real estate taxes, building-related expenses (such as utilities, repairs and maintenance), and overhead expenses (such as expenses for telephone, receptionist services, and miscellaneous expenses); and (4) the Company is entitled to receive a maximum of 140 hours of accounting and related services, including regulatory advice, from Susan J. Hauke, former Vice President Finance and Chief Financial Officer of the Company, for the six months ending June 30, 2006, for which the Company will pay InvestorsBank a total fee of $17,500, payable monthly on a pro rata basis. The Services Agreement continues on a month-to-month basis, and is terminable by either the Company or InvestorsBank on 30 days’ notice.

        Prior to January 1, 2006, the individuals identified in the table below were officers and/or directors of the Company and InvestorsBank, including InvestorsBank’s parent corporation, InvestorsBancorp. As of January 1, 2006, all of the identified individuals ceased to be officers and/or directors of the Company (and all of the Company’s subsidiaries), but remain as officers and/or directors of InvestorsBank and InvestorsBancorp.

Name of Officer/Director	Former Position(s) at Company	Position(s) at InvestorsBank	Position(s) at InvestorsBancorp
George R. Schonath	President, Chief Executive	President, Chief Executive	President, Chief Executive
	Officer and a Director	Officer and a Director	Officer and a Director
(controls 100% of the
voting power of the common
stock of InvestorsBancorp,
which owns 100% of
InvestorsBank, pursuant to
a voting agreement with
the beneficial owners of
InvestorsBancorp)
Susan J. Hauke	Chief Financial Officer,	Chief Financial Officer	Chief Financial Officer
	Vice President Finance	Controller and Assistant Secretary	and Secretary
Treasurer and Secretary
Jon McGlocklin	Vice President	Director	Director
Glenn A. Michaelsen	Vice President (non-	Senior Vice President	Senior Vice President
executive officer)
Mary M. Block	Vice President (non-	Vice President	Vice President
executive officer)

        A copy of the asset purchase agreement, dated January 4, 2006, is attached to this Current Report on Form 8-K as Exhibit 2 and is incorporated into this Current Report on Form 8-K by reference. A copy of a press release, dated January 10, 2006, related to the asset purchase agreement is attached to this Current Report on Form 8-K as Exhibit 99 and is incorporated into this Current Report on Form 8-K by reference.

Item 2.01.     Completion of Acquisition or Disposition of Assets.

        In connection with the asset purchase agreement discussed in Item 1.01 of this Current Report on Form 8-K, the Company completed the sale of loan participations for the aggregate purchase price of $7,680,331, plus accrued interest, on January 4, 2006. Pursuant to the asset purchase agreement, the Company expects to complete the sale of loans to InvestorsBank by the end of January 2006 for an aggregate purchase price of approximately $3,012,346, plus accrued interest, and the sale of additional loan participations no later than June 30, 2006 for an aggregate purchase price of approximately $5,022,002, plus accrued interest. The terms of the asset purchase agreement (and the related transactions) and the consideration paid (or payable) were the result of arm’s length negotiations, and they were approved by the Company’s Board of Directors, including all of the independent directors. None of the Company’s directors are affiliated with InvestorsBank.

        The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 9.01.      Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this Item, with respect to the sale of the loan participations and loans described in Item 2.01, will be filed as soon as practicable, and in any event not later than March 22, 2006.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits. The following exhibit is being furnished herewith:

2	Asset Purchase Agreement, dated January 4, 2006.

99	Press Release, dated January 10, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLETON DOLL COMPANY
(Registrant)
By: /s/ Craig R. Bald
Craig R. Bald
Chief Financial Officer, Vice President
Finance and Treasurer

Date: January 10, 2006

THE MIDDLETON DOLL COMPANY

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

2	Asset Purchase Agreement, dated January 4, 2006.

99	Press Release, dated January 10, 2006.